UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2005

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

Former Address: 1400 Seaport Boulevard, Redwood City, CA 94063

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the resignation of Don Listwin as a member of the Board of Directors of Openwave Systems Inc. (“Openwave” or the “Company”), the Company and Mr. Listwin entered into a Transition and Release Agreement (the “Agreement”) on July 13, 2005. Pursuant to the Agreement, the Company accelerated the unvested portion of the stock option grants issued to Mr. Listwin in 2003, in exchange for Mr. Listwin executing a general release of claims in favor of the Company and agreeing to serve as a business consultant to the Company for up to 15 hours per week during the month of July 2005.

The foregoing is a summary description of certain terms of the Agreement and is qualified entirely by the text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 13, 2005, Don Listwin resigned from the Board of Directors of the Company.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Company’s Board of Directors approved two amendments to the Company’s Amended and Restated Bylaws, effective July 14, 2005:

1.	Article III, Section 3.2 was amended to decrease the number of directors from eight to seven.

2.	Article III, Section 3.10 was amended to expressly allow certain Board actions and approvals through electronic transmissions.

The foregoing is a summary description of certain terms of the Amended and Restated Bylaws and is qualified entirely by the text of the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Openwave Systems Inc.

10.1	Transition and Release Agreement between Openwave Systems Inc. and Don Listwin

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	Vice President and General Counsel

Date: July 18, 2005

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Openwave Systems Inc.

10.1	Transition and Release Agreement between Openwave Systems Inc. and Don Listwin

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